UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas	77084-4947
(Address of principal executive offices)	(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each classTrading Symbol(s)Name of each exchange on which registeredCommon stock, $0.001 par value per shareRNETNASDAQ Global Select Market

Item 1.01.Entry into a Material Definitive Agreement

On June 11, 2020, RigNet Serviços de Telecomunicações Brasil Ltda., a limited liability company organized under the laws of Brazil (“RigNet Brazil”). RigNet, Inc., a Delaware corporation and the indirect parent of RigNet Brazil (“RigNet”), Intelie Soluções Em Informática S.A., a company organized under the laws of Brazil (“Intelie”), and each of the previous shareholders of Intelie (the “Sellers”), entered into that certain Third Amendment (the “Amendment”) to the Share Purchase and Sale Agreement and Other Pacts dated as of January 15, 2018 (the “Purchase Agreement”).  Under the terms of the Amendment, the parties clarified the calculation of certain contingent consideration and delayed the time of payment of that contingent consideration, but did not change the amount or form of consideration that could be paid pursuant to the Purchase Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1Third Amendment to the Share Purchase and Sale Agreement and Other Pacts between RigNet, Inc. and the shareholders of Intelie Solucoes Em Informatica S.A. dated January 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020

RIGNET, INC.

By:	/s/ Brad Eastman
Brad Eastman
Senior Vice President & General Counsel

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